EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-96616, 33-677, 2-83297, 33-17875, 33-25396,
33-25674, 33-19911, 333-02033, 333-61073, 333-73205, 333-92141 and 333-42246) of
Ralston Purina Company of our report dated October 26, 2000 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.




/s/  PricewaterhouseCoopers  LLP
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PricewaterhouseCoopers  LLP
St.  Louis,  Missouri
December 21, 2000